UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2026
CPI CARD GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37584		26-0344657
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

CPI Card Group Inc.
10368 W. Centennial Road
	Littleton,	CO	80127
	(Address of principal executive offices)		(Zip Code)
(720) 681-6304
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PMTS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 26, 2026, CPI Card Group Inc. (the “Company”) announced that Brennan Hughes has been appointed as Chief Accounting Officer, effective as of August 24, 2026 (the “Appointment Date”).
Mr. Hughes, age 50, served as Director of Finance and Head of Investor Relations of Artisan Partners Asset Management Inc. from 2024 to 2026. Previously, Mr. Hughes was employed by Janus Henderson Group plc (formerly known as Janus Capital Group Inc.) from 2005 to 2024, where he held positions of increasing responsibility, including most recently as Senior Vice President, Chief Accounting Officer, and Treasurer from 2013 to 2024. Before joining Janus Henderson Group plc, Mr. Hughes was Manager of Corporate Financial Reporting at First Data Corporation and began his career as an Audit Senior at Deloitte & Touche LLP. Mr. Hughes holds a Master of Accountancy and a Bachelor of Science in Accounting from the University of Denver, is a Certified Public Accountant, and holds the FINRA Series 27 Financial and Operations Principal registration.
There is no arrangement or understanding between Mr. Hughes and any other person pursuant to which he was appointed as an officer of the Company. Mr. Hughes has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. In addition, he is not party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.
In connection with Mr. Hughes’s appointment as the Company’s Chief Accounting Officer, the Compensation Committee of the Board approved the following compensation: (i) annual base salary of $350,000 effective as of the Appointment Date, (ii) target annual short-term incentive opportunity of $200,000, and (iii) target annual long-term incentive opportunity of $200,000. In addition, the Compensation Committee of the Board approved (i) a one-time restricted stock unit award to Mr. Hughes with a grant date value of $100,000 to be granted on August 31, 2026 that is eligible to vest in equal annual installments over a three-year period beginning on the first anniversary of the grant date, generally subject to Mr. Hughes’s continued service through such date, and (ii) a cash sign-on award of $150,000.
Also, on August 26, 2026, the Company announced that the Company and Donna Abbey Carmignani, Controller and Chief Accounting Officer, agreed that she would cease serving as Controller and Chief Accounting Officer effective as of August 20, 2026. Upon her departure, Ms. Abbey Carmignani became eligible to receive severance payments and benefits under the Company’s existing U.S. Executive Severance and Change in Control Guidelines, which are described in the Company’s 2026 Proxy Statement.
Item 7.01 Regulation FD Disclosure.
On August 26, 2026, the Company issued a press release announcing the appointment of Mr. Hughes as Chief Accounting Officer of the Company. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1*.
*The information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are included herewith:

Exhibit	Description
99.1*	Press Release dated August 26, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: August 26, 2026	By:	/s/ Darren Dragovich
	Name:	Darren Dragovich
	Title:	Chief Legal and Compliance Officer